KPMG Peat Marwick LLP
400 Capital Mall                                     Telephone 916-448-4700
Sacramento, CA  95814                                  Telefax 916-554-1199





The Board of Directors
California Financial Holding Company:

We consent to incorporation by reference in the post-effective amendment on Form S-8 to the Registration Statement (No. 33-19998) on Form S-4; in the Registration Statement (No. 33- 62584) on Form S-8; and in the Registration Statement (No. 33-96308) on Form S-8 of California Financial Holding Company (the Company) of our report dated February 21, 1997 relating to the consolidated statements of financial condition of the operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K

Our report dated  February 21, 1997 refers to the adoption by the Company of the
Financial   Accounting  Standards  Board's  Statement  of  Financial  Accounting
Standard  No. 122,  Accounting  for  Mortgage  Servicing  Rights.


                                             /s/ KPMG Peat Marwick LLP







March 17, 1997